EXHIBIT 99.1

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION, HEARING THEREON, AND RIGHT TO APPEAR

TO:
IMPORTANT NOTICE TO ALL CURRENT HOLDERS OF POOL CORPORATION (“POOL” OR THE “COMPANY”) COMMON STOCK AS OF JULY 16, 2010 (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST (“CURRENT POOL STOCKHOLDER”). PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL POOL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) is being settled.  The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated July 16, 2010 (the “Stipulation”).  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

Plaintiffs in the Action, who sued derivatively on behalf of Pool, alleged that certain of the Company’s current and former officers and directors caused the Company to issue stock option grants at incorrect strike prices.  Plaintiffs further alleged that, as a result of such conduct, the defendants breached their fiduciary duties to Pool and its stockholders.  The Individual Defendants have consistently denied any wrongdoing.

The terms of the Settlement set forth in the Stipulation include the adoption and/or implementation of a variety of corporate governance measures related to the Company’s stock option granting practices and procedures.  The Settlement also provides for Pool and/or its insurers to pay Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $1,500,000 (the “Fee Award”), subject to Court approval.

IF YOU ARE A CURRENT OWNER OF POOL COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On September 29, 2010, at 9:30 a.m., a hearing (the “Settlement Hearing”) will be held before Judge Kurt D. Engelhardt of the United States District Court for the Eastern District of Louisiana, Courtroom C351, 500 Poydras Street, New Orleans, LA, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; (3) whether the agreed-to Fee Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.

Any Current Pool Stockholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own.  However, no Person other than Plaintiffs’ Counsel and Defendants’ counsel in the Action shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Settling Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a Current Pool Stockholder and the dates of stock ownership in Pool.  Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below), copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection.  Only Current Pool Stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before September 15, 2010, with service on the following parties:

Ellen Gusikoff Stewart Robbins Geller Rudman & Dowd LLP 655 West Broadway, Suite 1900 San Diego, CA 92101
Charles F. Smith David R. Pehlke Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive, Suite 2700 Chicago, IL 60606-1720	William B. Gaudet Adams & Reese LLP 701 Poydras Street, Suite 4500 New Orleans, LA 70139

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current Pool Stockholders who have no objection to the Settlement or the Fee Award do not need to appear at the Final Settlement Hearing or take any other action.  If you are a Current Pool Stockholder, you will be bound by the final order and judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.

Inquiries may be made to Plaintiffs’ Counsel: Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; phone 619-231-1058.

DATED: August 13, 2010	BY ORDER OF THE COURT
UNITED STATE DISTRICT COURT
EASTERN DISTRICT OF LOUISIANA

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE